EXHIBIT 10.7

SECURITY AGREEMENT

         This Security Agreement ("AGREEMENT") is made and entered into by DOTRONIX, INC., a Minnesota corporation (the "DEBTOR"), in favor of TERRY L. MYHRE, an individual resident of Minnesota (the "LENDER") as of April 7, 2004.

         The Debtor has entered into that certain letter loan agreement with the Lender of even date herewith (as amended from time to time, the "LOAN AGREEMENT").

         To induce the Lender to make the financial accommodations provided to the Debtor pursuant to the Loan Agreement, Debtor desires to pledge, grant, transfer, and assign to the Lender a security interest in the Collateral (as hereinafter defined) to secure the Obligations (as hereinafter defined), as provided herein.

         Therefore, for good and valuable consideration, Debtor hereby agrees for the benefit of the Lender as follows:

ARTICLE 1.  SECURITY INTEREST

         1.1 GRANT OF SECURITY INTEREST. The Debtor hereby grants a security interest in and collaterally assigns the Collateral (defined below) to the Lender to secure all of the Obligations (defined below) to the Lender. The intent of the parties hereto is that the Collateral secures all Obligations (defined below) to the Lender, whether or not such Obligations exist under this Agreement or any other agreements executed in connection with the Loan Agreement (together and individually, the "LOAN DOCUMENTS").

         1.2 "COLLATERAL" means all personal property of the Debtor whether now owned or existing or hereafter acquired by the Debtor, wherever located (including all documents, general intangibles, additions and accessions, spare and repair parts, special tools, replacements, returned or repossessed goods and books and records relating to the following; and all proceeds and products of the following) including, without limitation, the following:

         ALL EQUIPMENT ("EQUIPMENT"), FIXTURES, AND INVENTORY ("INVENTORY") (INCLUDING ALL GOODS HELD FOR SALE, LEASE OR DEMONSTRATION OR TO BE FURNISHED UNDER CONTRACTS OF SERVICE, GOODS LEASED TO OTHERS, TRADE-INS AND REPOSSESSIONS, RAW MATERIALS, WORK IN PROCESS AND MATERIALS OR SUPPLIES USED OR CONSUMED IN DEBTOR'S BUSINESS), INCLUDING ALL SPARE AND REPAIR PARTS, SPECIAL TOOLS, EQUIPMENT AND REPLACEMENTS FOR ANY OF THE FOREGOING, AND ANY SOFTWARE EMBEDDED THEREIN OR RELATED THERETO;

         ALL ACCOUNTS ("RECEIVABLES"), CONTRACT RIGHTS, DOCUMENTS, CHATTEL PAPER (INCLUDING ELECTRONIC CHATTEL PAPER), INSTRUMENTS, AND GENERAL INTANGIBLES (INCLUDING RIGHTS TO PAYMENT FROM STATE OR FEDERAL GOVERNMENT ASSISTANCE PROGRAMS), ALL RETURNED OR REPOSSESSED GOODS THE SALE OF WHICH GAVE RISE TO ANY OF THE FOREGOING;



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         ALL FINANCIAL ASSETS, INVESTMENT PROPERTY, SECURITIES (WHETHER
         CERTIFICATED OR UNCERTIFICATED, AND INCLUDING INVESTMENT COMPANY SECURITIES), SECURITY ENTITLEMENTS, SECURITIES ACCOUNTS, COMMODITY CONTRACTS, AND COMMODITY ACCOUNTS, INCLUDING ALL SUBSTITUTIONS AND ADDITIONS THERETO, AND ALL DIVIDENDS, DISTRIBUTIONS AND SUMS DISTRIBUTABLE OR PAYABLE FROM, UPON OR IN RESPECT OF SUCH PROPERTY; ALL COMMERCIAL TORT CLAIMS;
         ALL DEPOSIT ACCOUNTS;
         ALL LETTER-OF-CREDIT RIGHTS;
         ALL SUPPORTING OBLIGATIONS THAT SUPPORT THE PAYMENT OR PERFORMANCE OF ANY OF THE FOREGOING; AND
         ALL ADDITIONS AND ACCESSIONS TO, ALL PROCEEDS, PRODUCTS, OFFSPRING AND PROFITS OF, AND ALL RIGHTS AND PRIVILEGES INCIDENT TO, ANY OF THE FOREGOING.

The terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the State of Minnesota, unless otherwise defined herein.

         1.3 "OBLIGATIONS" means each and all of the Debtor's debts, liabilities, obligations, covenants, warranties, and duties to the Lender, whether now or hereafter existing or incurred, arising out of any Loan Documents.

ARTICLE II.  WARRANTIES AND COVENANTS

In addition to all other warranties and covenants of the Debtor under the Loan Documents which are expressly incorporated herein as part of this Agreement and while any part of the credit granted the Debtor under the Loan Documents is available or any Obligations to the Lender are unpaid or outstanding, the Debtor continuously warrants and agrees as follows:

         2.1 DEBTOR'S NAME, ORGANIZATION; The Debtor will not do business under another name nor use any trade name without giving ten (10) days prior written notice to the Lender. The address appearing in Schedule A below is the Debtor's principal place of business; and all Collateral is located at that address or the other addresses listed Schedule A except to the extent the Debtor has provided prior written notice to the Lender of any change of address/new location. Schedule A does not limit the Lender's rights to Collateral wherever located.

         2.2 OWNERSHIP; MAINTENANCE OF COLLATERAL; RESTRICTIONS ON LIENS AND DISPOSITIONS. The Debtor is the sole owner of the Collateral free of all liens, claims, other encumbrances and security interests except for liens securing obligations owing to The Estate of William S. Sadler and its assigns and as otherwise permitted in writing by the Lender. The Debtor will: (i) maintain the Collateral in good condition and repair (reasonable wear and tear excepted), and not permit its value to be impaired; (ii) not permit waste, removal or loss of

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identity of the Collateral; (iii) keep the Collateral free from all liens, executions, attachments, claims, encumbrances and security interests other than the Lender's security interest and the Permitted Liens set forth on Schedule A
(iv) defend the Collateral against all claims and legal proceedings by persons other than the Lender and holders of the Permitted Liens; (v) pay and discharge when due all taxes, levies and other charges or fees upon the Collateral except for payment of taxes contested by the Debtor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral;
(vi) not lease, sell or transfer the Collateral to any party nor move it to any new location outside of the ordinary course of business; (vii) not permit the Collateral, without the consent of the Lender, to become a fixture or an accession to other goods; (viii) not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance; and, (ix) as to the Collateral consisting of instruments and chattel paper, preserve the Lender's rights in it against all other parties.

         2.3 MAINTENANCE OF SECURITY INTEREST. The Debtor shall take any action reasonably requested by the Lender to preserve the Collateral and to establish the value of, the priority of, to perfect, to continue the perfection of or to enforce the Lender's interest in the Collateral and the Lender's rights under this Agreement; and shall pay all costs and expenses related thereto.

         2.4 COLLATERAL INSPECTIONS; MODIFICATIONS AND CHANGES IN COLLATERAL. At reasonable times and at reasonable intervals, the Lender may examine the Collateral and the Debtor's records pertaining to it, wherever located, and make copies of such records at the Debtor's expense; and the Debtor shall assist the Lender in so doing. Without the Lender's prior written consent, the Debtor shall not materially alter, modify, discount, extend, renew or cancel any Collateral, except for discounts customarily granted in the Debtor's ordinary course of business for payment on accounts, physical modifications to the inventory occurring in the manufacturing process or alterations to equipment which do not materially affect its value. The Debtor shall promptly notify the Lender in writing of any material change in the condition of the Collateral and of any change in location of the Collateral. Upon and during the continuance of any default, or if otherwise reasonably requested by Lender, Borrower shall reimburse Lender for the cost of Lender's onsite inspections; provided that if Borrower is not in default, Borrower shall not be requested to pay for more than one on-site inspection per year.

         2.5 COLLATERAL RECORDS, REPORTS AND STATEMENTS. The Debtor shall keep accurate and complete records respecting the Collateral in such form as the Lender may approve. At such times as the Lender may require, the Debtor shall furnish to the Lender any records/information the Lender might require, including, without limitation, a statement certified by the Debtor and in such form and containing such information as may be prescribed by the Lender showing the current status and value of the Collateral. Lender shall have the right to receive copies of all property inspections performed by any franchisor and the Debtor's responses thereto.

         2.6 AUTHORIZATION OF FILING. The Debtor hereby authorizes the Lender to file all financing statements describing the Collateral, and all amendments thereto, in any offices as the Lender, in its sole discretion, may determine.

         2.7 INSURANCE. For so long as any Obligations remain unpaid and the Lender has any obligation under the Loan Agreement to extend credit to the Debtor, the Debtor will maintain insurance with respect to its tangible Collateral at full replacement cost.

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ARTICLE III.  COLLECTIONS

         3.1 DEPOSIT WITH THE LENDER. At any time during the continuance of an Event of Default, the Lender may require that all proceeds of Collateral received by the Debtor shall be held by the Debtor upon an express trust for the Lender, shall not be commingled with any other funds or property of the Debtor and shall be turned over to the Lender in precisely the form received (but endorsed by the Debtor, if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by the Lender directly or from the Debtor shall be applied against the Obligations in such order and at such times as the Lender shall determine.

ARTICLE IV.  RIGHTS AND DUTIES OF THE LENDER

         In addition to all other rights (including setoff) and duties of the Lender under the Loan Documents that are expressly incorporated herein as a part of this Agreement, the following provisions shall also apply:

         4.1 AUTHORITY TO PERFORM FOR THE DEBTOR. The Debtor presently appoints the Lender as the Debtor's attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon and during the continuation of a default by the Debtor hereunder (subject to any notice requirements or grace/cure periods under this or other agreements between the Debtor and the Lender): (i) to endorse or place the name of the Debtor on any invoice or document of title relating to accounts, drafts against customers, notices to customers, notes, acceptances, assignments of government contracts, instruments, financing statements, checks, drafts, money orders, insurance claims or payments or other documents evidencing payment or a security interest relating to the Collateral; (ii) to receive, open and dispose of all mail addressed to the Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to the Debtor to an address designated by the Lender; (iii) to do all such other acts and things necessary to carry out the Debtor's duties under this Agreement and the other Loan Documents; and (iv) to perfect, protect and/or realize upon the Lender's interest in the Collateral. If the Collateral includes funds or property in depository accounts, the Debtor authorizes each of its depository institutions to remit to the Lender, without liability to the Debtor, all of the Debtor's funds on deposit with such institution upon written direction by the Lender after default and during the continuance of a default by the Debtor hereunder. All acts by the Lender are hereby ratified and approved except arising out of gross negligence or willful misconduct, and the Lender shall not be liable for any acts of commission or omission, nor for any efforts of judgment or mistakes of fact or law.

         4.2 VERIFICATION AND NOTIFICATION; LENDER'S RIGHTs. The Lender may verify Collateral in any manner, and the Debtor shall assist the Lender in so doing. Upon the occurrence and during the continuance of a default hereunder, the Lender may at anytime and the Debtor shall, upon request of the Lender, notify the account debtors to make payment directly to the Lender; and the Lender may enforce collection of, sell, settle, compromise, extend or renew the indebtedness of such account debtors; all without notice to or the consent of the Debtor. Until account debtors are so notified, the Debtor, as agent of the Lender, shall make collections on the Collateral. The Lender may at any time notify any bailee possessing Collateral of the Lender's security interest and, upon the occurrence and during the continuance of a default hereunder, direct such bailee to turn over the Collateral to the Lender.

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         4.3 COLLATERAL PRESERVATION. The Lender shall use reasonable care in the custody and preservation of any Collateral in its physical possession but in determining such standard of reasonable care, the Debtor expressly acknowledges that the Lender has no duty to: (i) insure the Collateral against hazards; (ii) ensure that the Collateral will not cause damage to property or injury to third parties; (iii) protect it from seizure, theft or conversion by third parties, third parties' claims or acts of God; (iv) give to the Debtor any notices received by the Lender regarding the Collateral; (v) perfect or continue perfection of any security interest in favor of the Debtor, (vi) perform any services, complete any work-in-process or take any other action in connection with the management or maintenance of the Collateral; or (vii) sue or otherwise effect collection upon any accounts even if the Lender shall have made a demand for payment upon individual account debtors. Notwithstanding any failure by the Lender to use reasonable care in preserving the Collateral, the Debtor agrees that the Lender shall not be liable for consequential or special damages arising therefrom.

ARTICLE V. DEFAULTS AND REMEDIES

         The Lender may enforce its rights and remedies under this Agreement upon default. A default shall occur if the Debtor fails to comply with the terms of any Loan Documents (including this Agreement or any guaranty by the Debtor) beyond any applicable grace or cure period provided therein.

         5.1 CUMULATIVE REMEDIES; NOTICE; WAIVER. In addition to the remedies for default set forth in the Loan Documents, the Lender upon default shall have all other rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law and this Agreement, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO REPOSSESS, RENDER UNUSABLE AND/OR DISPOSE OF THE COLLATERAL WITHOUTJUDICIAL PROCESS. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies that the Lender would otherwise have.

ARTICLE VI.  MISCELLANEOUS

         All other provisions in the Loan Documents are expressly incorporated as a part of this Agreement.

         All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

         This Agreement supersedes and replaces the Security Agreement made and entered into by the Debtor in favor of the Lender as of January 7, 2004.

                  IN WITNESS WHEREOF, the undersigned has executed this SECURITY AGREEMENT as of the date first written above.


                                        DOTRONIX, INC.

                                        By: /s/ Robert V. Kling
                                            Robert V. Kling
                                            Its Chief Financial Officer







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SCHEDULE A

IDENTIFICATION, CHIEF EXECUTIVE OFFICE AND COLLATERAL LOCATIONS LIST

Taxpayer Identification Number:  41-1387074

Organizational Identification Number:  3T-1032  (MN)

Address of Principal Office:  160 First Street SE, New Brighton, MN 55112-7894

Other Collateral Locations:  None

Permitted Liens: Liens of the following parties: The Estate of William S. Sadler and its assigns






























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